                                                                   Exhibit 8.1

                 [Letterhead of Cravath, Swaine & Moore]

                                                                   May 18, 2001


                      Agreement and Plan of Merger,
                       Dated as of April 13, 2001,
                     Among Jones Apparel Group, Inc.,
                          MCN Acquisition Corp.
                    and McNaughton Apparel Group Inc.


Ladies and Gentlemen:

     We have acted as counsel for Jones Apparel Group, Inc., a Pennsylvania corporation ("Parent"), in connection with the proposed merger (the "Merger") of McNaughton Apparel Group Inc., a Delaware corporation (the "Company"), with and into MCN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), pursuant to an Agreement and Plan of Merger, dated as of April 13, 2001 (the "Merger Agreement"), among Parent, Sub and the Company. In the Merger, each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") not owned directly by Parent, Sub or the Company (other than Appraisal Shares (as defined in the Merger Agreement)) will be converted into the right to receive common stock, par value $.01 per share, of Parent ("Parent Common Stock") and cash.

     In that connection, you have requested our opinion regarding the material U.S. Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), in which the Joint
Proxy Statement is included as a prospectus, of the Company and Parent, as filed with the Securities and Exchange Commission (the "SEC"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete, (iii)the representations made to us by the Company and Parent in their respective letters to us each dated as of the date hereof (such letters, the "Representation Letters"), and delivered to us for purposes of this opinion are true, correct and complete at all times up to and including the Effective Time (as defined in the Merger Agreement) and (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

     Based upon the foregoing, we are of opinion that, for U.S. Federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. Our opinions are based upon current statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

      This opinion is being provided for the benefit of Parent so that Parent may comply with its obligation under the Federal securities laws. We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules or regulations of the SEC promulgated thereunder.


                                       Very truly yours,

                                       /s/ Cravath, Swaine & Moore
                                       ---------------------------------------
                                       Cravath, Swaine & Moore


Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018